UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road
Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
GrafTech International Ltd. (the “Company”) adopted, effective September 19, 2014, a Selective Severance Program that covers named executive officers of the Company whose employment with the Company is terminated (other than for cause or detrimental conduct) by Company action including due to restructuring or rationalization (including due to the actions identified in announcements released earlier this week) and who meet eligibility criteria outlined in the Program. The Program will continue until December 31, 2016.

Generally, the Program provides for severance (based on salary) for up to 24 months, depending on seniority and years of service. In addition, the Program provides for accelerated vesting of outstanding options and restricted stock units scheduled to vest within the 12-month period following termination of employment. The Program does not change the terms of outstanding performance share units or change in control agreements. The Program also provides for continued participation in the group medical and dental plans under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at active employee rates for up to 12 months, and the option to participate in the employee assistance program and receive outplacement services for up to 6 months following termination. The Program requires the employee to sign a release and agree to certain restrictive covenants as a condition to receipt of benefits under the Program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: September 25, 2014	By:	/s/John D. Moran
John D. Moran Vice President, General Counsel and Secretary